Exhibit 8.1

List of Subsidiaries and Variable Interest Entity of the Registrant

Subsidiaries	Place of Incorporation
BaiJiaHuLian HK Holdings Limited	Hong Kong
Beijing Lexuebang Network Technology Co., Ltd	Mainland, China
Wuhan Yuexuebang Network Technology Co., Ltd	Mainland, China
Beijing Yuexuebang Network Technology Co., Ltd	Mainland, China
Shanghai Chuxuebang Network Technology Co., Ltd	Mainland, China

Consolidated Variable Interest Entity	Place of Incorporation
Gaotu Education Technology Group Co., Ltd	Mainland, China

Subsidiaries of Consolidated Variable Interest Entity	Place of Incorporation
Beijing GaoTuYunFan Technology Co., Ltd	Mainland, China
Beijing Jiazi Technology Co., Ltd	Mainland, China
Shanghai GaoTuYunJi Education Technology Co., Ltd	Mainland, China
Zhengzhou GaoTuYunJi Education Technology Co., Ltd	Mainland, China
Taiyuan GaoTuYunJi Education Technology Co., Ltd	Mainland, China
Zhejiang GaoTuYunJi Education Technology Co., Ltd	Mainland, China
Nanchang GaoTuYunJi Education Technology Co., Ltd	Mainland, China
Tianjin Genshuixue Education Technology Co., Ltd	Mainland, China
Tianjin Puxin Online School Education Technology Co., Ltd	Mainland, China
Beijing GaoTuChengXi Travel Service Co., Ltd	Mainland, China
Beijing GaoTuYunJi Education Technology Co., Ltd	Mainland, China
Shandong GaoTuYunJi Internet Technology Co., Ltd	Mainland, China
Xi’an GaoTuYunJi Education Technology Co., Ltd	Mainland, China
Wuhan GaoTuYunJi Education Technology Co., Ltd	Mainland, China
Anhui Genshuixue Education Technology Co., Ltd	Mainland, China
Jiangsu GaoTuYunJi Education Technology Co., Ltd	Mainland, China
Chengdu GaoTuYunJi Education Technology Co., Ltd	Mainland, China
Changsha GaoTuYunJi Education Technology Co., Ltd	Mainland, China
Chengdu GaoTuYunJi Education Training School Co., Ltd	Mainland, China
Zhengzhou GaoTuYunJi Education Technology Co., Ltd, Jiaozuo Branch	Mainland, China
Zhengzhou GaoTuYunJi Education Technology Co., Ltd, Puyang Branch	Mainland, China